POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Michael T. Grennan his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign, individually, in the name on behalf of the undersigned in any and all capacities stated below, the Annual Report on Form 10-KSB of eNote.com Inc. for the fiscal year ended December 31, 2000 and any and all amendments thereto, which amendments may make such changes in such Form 10-KSB as such attorney-in-fact may deem appropriate, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Signature                            Title                     Date


_______________________                     Director             October 4, 2001
Lee Abraham